Exhibit 99.1

Contacts:  Martin J. Landon – Investors
KCI
(210) 255-6494

Elliot Sloane – Media
Sloane & Company
(212) 446-1860

KINETIC CONCEPTS REPORTS
FOURTH QUARTER AND YEAR-END
FINANCIAL RESULTS FOR 2005

Fourth Quarter Highlights

      -  Net earnings increased 36% to $46.4 million
      -  Net earnings per diluted share increased 36% to $0.64 per share
      -  Total revenue increased 18% to $322.0 million
      -  U.S. V.A.C. revenue increased 24% to $194.4 million

2005 Full-Year Highlights

      -  Total revenue increased 22% to $1.21 billion
      -  U.S. V.A.C. revenue increased approximately 25% to $706.0 million
      -  Net earnings of $122.2 million, including litigation settlement expense, increased 27% over the prior year
      -  Net earnings per diluted share of $1.67, including litigation settlement expense, increased 271% over the prior year

San Antonio, Texas, January 30, 2006 – Kinetic Concepts, Inc. (NYSE: KCI) today reported fourth quarter 2005 total revenue of $322.0 million, an increase of 18% from the fourth quarter of 2004, and full-year 2005 total revenue of $1.21 billion, an increase of 22% over the prior year.  Excluding foreign currency exchange movements, total revenue for the fourth quarter and the full year 2005 increased 19% and 21%, respectively, compared to the corresponding periods of the prior year.

Net earnings for the fourth quarter of 2005 were $46.4 million, an increase of 36% over net earnings of $34.2 million for the same period one year ago.  For the year, net earnings were $122.2 million, a 27% increase over the prior year.  Earnings per diluted share for the fourth quarter of 2005 were $0.64, compared to net earnings per diluted share of $0.47 for the same period in the prior year.  For the year, the Company reported net earnings per diluted share of $1.67, including litigation settlement expense of $0.65 per share, compared to net earnings per diluted share of $0.45 for 2004, including expenses associated with stock offerings and debt prepayments of $1.22 per diluted share.

"During the fourth quarter, we continued to successfully execute on our plan to bring KCI’s proven V.A.C. therapy to patients in need,” stated Dennert O. Ware, President and Chief Executive Officer of KCI.  “We generated strong profits and cash flows during the period in spite of changes in the U.S. competitive environment, year-end budget constraints internationally and unfavorable currency movements.”

Revenue Recap – Fourth Quarter 2005

Domestic revenue for the fourth quarter of 2005 was $239.7 million, an increase of 19% from the prior-year period due to increased rental and sales volumes for V.A.C. wound healing devices and related disposables.  International revenue of $82.3 million increased 14% compared to the prior-year period.  Excluding the effects of foreign currency exchange movements, international revenue increased 19%, during the fourth quarter.

Worldwide V.A.C. revenue was $248.6 million for the fourth quarter of 2005, an increase of 25% from the prior-year period.  Foreign currency exchange movements negatively impacted worldwide V.A.C. revenue by 1%, compared to the fourth quarter of the prior year.  The growth in V.A.C. revenue stemmed from volume increases driven by our continued focus on marketing and selling efforts, which are raising customer awareness.

Worldwide surfaces revenue was $73.4 million for the fourth quarter of 2005, a decrease of 2% from the prior-year period.  Unfavorable currency exchange rate movements accounted for all of the fourth quarter 2004 surface revenue decrease.

Revenue Recap - Year Ended 2005

Domestic revenue for 2005 was $886.2 million, a 19% increase from 2004 due directly to increased rental and sales volumes for V.A.C. wound healing devices and related disposables.  International revenue of $322.4 million increased 30% compared to 2004 due primarily to higher V.A.C. unit volumes.  Foreign currency exchange movements favorably impacted international revenue by 3% during 2005.

Worldwide V.A.C. revenue was $907.5 million for 2005, an increase of 30% from the prior year due primarily to increased rental and sales volumes.  Foreign currency exchange movements favorably impacted 2005 worldwide V.A.C. revenue by approximately 1%.

Worldwide surfaces revenue was $301.0 million for 2005, an increase of 3% from the prior year due primarily to higher international sales, particularly in Canada.  For the year, foreign currency exchange movements accounted for approximately 1% of the worldwide surfaces revenue increase.

Income Tax Rate

The effective income tax rate was 34.0% for the fourth quarter and full-year 2005 compared to 34.6% and 35.5%, respectively, for each of the same periods in 2004.  The income tax rate reduction is primarily attributable to a higher portion of taxable income being generated in lower tax jurisdictions.

Outlook

The following guidance is based on current information and expectations as of January 30, 2006:

	2005	2005	2006	%
(in millions, except EPS)	Actual	(Non GAAP) (1)	Forecast	Increase
Revenue	$ 1,209	$ 1,209	$1,340 – $1,390	11% – 15%
Net Earnings	$ 122	$ 170	$ 190 – $ 200	12% – 18%
Diluted EPS	$ 1.67	$ 2.32	$ 2.59 – $ 2.69	12% – 16%
Diluted Shares	73.0	73.0	73.5 – 74.5	1% – 2%

KCI currently projects full year 2006 revenue of $1.34 – $1.39 billion based on continued demand for its V.A.C. negative pressure wound therapy devices and related supplies.  While KCI continues to expand the V.A.C. market and currently projects double-digit growth in 2006, the revenue growth rate for 2006 is expected to be lower than 2005 due, in part, to lower reimbursement for negative pressure wound therapy supplies under Medicare Part B and the current competitive environment.  Therapeutic surfaces revenue for 2006 is expected to be in a range consistent with historical levels.  Net earnings per diluted share for 2006 are currently projected to be $2.59 – $2.69, based on a weighted average share estimate of 73.5 – 74.5 million shares.  Also, the 2006 net earnings forecast includes after-tax expenses of approximately $7.0 – $8.0 million, or $0.10 – $0.11 per share, related to the recognition of stock-based compensation expense under Statement of Financial Accounting Standards No. 123-R.  It is the Company’s practice to provide guidance on a full-year basis, however, it is important to note that we typically experience a seasonal fluctuation in sequential growth from the fourth quarter of each year to the first quarter of the following year.  With the influence of these factors, the Company expects that the first quarter 2006 revenue will approximate, or be slightly higher than, fourth quarter 2005.

(1)Within this press release, we have presented income statement items on a non-GAAP basis to exclude the impact of the 2005 Novamedix litigation settlement and income and expenses and the acceleration of the in-kind preferred stock dividends incurred as a result of the 2004 stock offerings and debt prepayments.  These non-GAAP financial measures do not replace the presentation of our GAAP financial results.  We have provided this supplemental non-GAAP information because it may provide meaningful information regarding our results on a basis that better facilitates comparisons between the periods presented.  Management uses this non-GAAP financial information, along with GAAP information, for reviewing the operating results of its business segments and for analyzing potential future business trends. In addition, we believe some investors may use this information in a similar fashion.  A reconciliation of our GAAP income statement for the periods presented to the non-GAAP financial information provided is included herein.  See the attached Reconciliation of Non-GAAP Condensed Consolidated Statements of Earnings.

Earnings Release Conference Call

As previously announced, the Company has scheduled an earnings release conference call for 8:30 a.m. eastern standard time today, Monday, January 30, 2006.  The dial-in numbers for this conference call are as follows:

Domestic Dial-in Number:	866-271-6130
International Dial-in Number:	+617-213-8894
Participant Code:	29062124

This call is being webcast by CCBN and can be accessed at the Kinetic Concepts Inc. web site at http://www.kci1.com/investor/index.asp, and clicking on Web cast – Q4 2005 Kinetic Concepts Earnings Call.  The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors.  Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com and institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).  An archive of the webcast will be available at http://www.kci1.com/investor/index.asp until January 29, 2007.

KCI's business outlook as of today is expected to be available on KCI's Investor Relations web site.  It is currently expected that a business outlook update will not be announced until the release of KCI's next quarterly earnings announcement, notwithstanding subsequent developments.  However, although KCI undertakes no duty to update its business outlook, KCI may update the full business outlook or any portion thereof at any time.

About KCI

Kinetic Concepts Inc. is a global medical technology company with leadership positions in advanced wound care and therapeutic surfaces.  We design, manufacture, market and service a wide range of proprietary products that can significantly improve clinical outcomes while reducing the overall cost of patient care by accelerating the healing process or preventing complications.  Our advanced wound care systems incorporate our proprietary Vacuum Assisted Closure®, or V.A.C.®, technology, which has been clinically demonstrated to promote wound healing and reduce the cost of treating patients with difficult-to-treat wounds.  Our therapeutic surfaces, including specialty hospital beds, mattress replacement systems and overlays, are designed to address complications associated with immobility and obesity, such as pressure sores and pneumonia.  We have an infrastructure designed to meet the specific needs of medical professionals and patients across all health care settings including acute care hospitals, extended care facilities and patients' homes both in the United States and abroad.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, management's estimates of future performance, revenue and earnings growth objectives and potential market.  The forward-looking statements contained herein are based on our current expectations and are subject to a number of risks and uncertainties which could cause us to fail to achieve our current financial projections and other expectations, such as a change in the demand for the V.A.C. resulting from increased competition, a change in payer reimbursement policies, our ability to protect our intellectual property rights and general economic conditions. All information set forth in this release and its attachments is as of January 30, 2006.  We undertake no duty to update this information.  More information about potential factors that could cause our results to differ or adversely affect our business and financial results is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005, including, among other sections, under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which is on file with the SEC and available at the SEC's website at www.sec.gov.  Additional information will also be set forth in those sections in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which will be filed with the SEC in the first quarter of 2006.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,			Year ended December 31,
			%			%
	2005	2004	Change	2005	2004	Change
Revenue:
Rental	$ 229,366	$ 196,659	16.6%	$ 858,098	$ 726,783	18.1%
Sales	92,659	76,996	20.3	350,458	265,853	31.8
	_______	_______		_______	_______
Total revenue	322,025	273,655	17.7%	1,208,556	992,636	21.8%

Rental expenses	133,588	124,373	7.4	528,000	447,765	17.9
Cost of goods sold	24,635	18,636	32.2	89,317	70,780	26.2
	_______	_______		_______	_______
Gross profit	163,802	130,646	25.4%	591,239	474,091	24.7%

Selling, general and administrative expenses	78,127	65,805	18.7	279,621	232,981	20.0
Research and development expenses	9,917	9,461	4.8	30,614	31,312	(2.2)
Litigation settlement expense	-	-	-	72,000	-	-
Initial public offering expenses	-	-	-	-	19,836	-
Secondary offering expenses	-	-	-	-	2,219	-
	_______	_______		_______	_______
Operating earnings	75,758	55,380	36.8%	209,004	187,743	11.3%

Interest income and other	667	390	71.0	4,189	1,133	269.7
Interest expense	(6,254)	(7,175)	12.8	(25,152)	(44,635)	43.6
Foreign currency gain (loss)	82	3,652	(97.8)	(2,958)	5,353	-
	_______	_______		_______	_______
Earnings before income taxes	70,253	52,247	34.5%	185,083	149,594	23.7%

Income taxes	23,886	18,061	32.3	62,928	53,106	18.5
	_______	_______		_______	_______
Net earnings	$ 46,367	$ 34,186	35.6%	$ 122,155	$ 96,488	26.6%

Series A convertible preferred stock dividends	-	-	-	-	(65,604)	-
	_______	_______		_______	_______
Net earnings available to
common shareholders	$ 46,367	$ 34,186	35.6%	$ 122,155	$ 30,884	295.5%
	_______	_______		_______	_______
Net earnings per share available
to common shareholders:
Basic	$ 0.66	$ 0.50	32.0%	$ 1.76	$ 0.49	259.2%
	_______	_______		_______	_______
Diluted (1)	$ 0.64	$ 0.47	36.2%	$ 1.67	$ 0.45	271.1%
	_______	_______		_______	_______
Weighted average shares outstanding:
Basic	69,922	68,104		69,404	62,599
	_______	_______		_______	_______
Diluted (1)	72,993	72,560		73,024	67,918
	_______	_______		_______	_______

(1) Due to their antidilutive effect, 2,990 dilutive potential common shares from the preferred stock conversion have been excluded from the diluted weighted average shares calculation for the year ended December 31, 2004.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Condensed Consolidated Statements of Earnings (1)
For the year ended December 31,
(in thousands, except per share data)
(unaudited)

	2005			2004
						Excluding
					Costs and	Costs and
					Expenses	Expenses
					Related to	Related to
			Excluding		Offerings	Offerings
		Litigation	Litigation		and Debt	and Debt
		Settlement	Settlement		Prepayments	Prepayments	%
	GAAP	(non-GAAP)	(non-GAAP)	GAAP	(non-GAAP)	(non-GAAP)	Change (2)
Revenue:
Rental	$ 858,098	$ -	$ 858,098	$ 726,783	$ -	$ 726,783	18.1%
Sales	350,458	-	350,458	265,853	-	265,853	31.8
	_______	______	_______	_______	_______	_______
Total revenue	1,208,556	-	1,208,556	992,636	-	992,636	21.8%

Rental expenses	528,000	-	528,000	447,765	-	447,765	17.9
Cost of goods sold	89,317	-	89,317	70,780	-	70,780	26.2
	_______	______	_______	_______	_______	_______
Gross profit	591,239	-	591,239	474,091	-	474,091	24.7%

Selling, general and
administrative expenses	279,621	-	279,621	232,981	-	232,981	20.0
Research and development
expenses	30,614	-	30,614	31,312	-	31,312	(2.2)
Litigation settlement expense	72,000	(72,000)	-	-	-	-	-
Initial public offering expenses	-	-	-	19,836	(19,836)	-	-
Secondary offering expenses	-	-	-	2,219	(2,219)	-	-
	_______	______	_______	_______	_______	_______
Operating earnings	209,004	72,000	281,004	187,743	22,055	209,798	33.9%

Interest income and other	4,189	-	4,189	1,133	-	1,133	269.7
Interest expense	(25,152)	-	(25,152)	(44,635)	11,689	(32,946)	23.7
Foreign currency gain (loss)	(2,958)	-	(2,958)	5,353	-	5,353	-
	_______	______	_______	_______	_______	_______
Earnings before income
taxes	185,083	72,000	257,083	149,594	33,744	183,338	40.2%
Income taxes	62,928	24,559	87,487	53,106	11,979	65,085	34.4
	_______	______	_______	_______	_______	_______
Net earnings	$ 122,155	$ 47,441	$ 169,596	$ 96,488	$ 21,765	$ 118,253	43.4%
Series A convertible preferred
stock dividends	-	-	-	(65,604)	65,604	-	-
	_______	______	_______	_______	_______	_______
Net earnings available to
common shareholders	$ 122,155	$ 47,441	$ 169,596	$ 30,884	$ 87,369	$ 118,253	43.4%
	_______	______	_______	_______	_______	_______
Net earnings per share
available to common
shareholders:
Basic	$ 1.76	$ 0.68	$ 2.44	$ 0.49	$ 1.40	$ 1.89	29.1%
	_______	_______	_______	_______	_______	_______
Diluted (3)	$ 1.67	$ 0.65	$ 2.32	$ 0.45	$ 1.22	$ 1.67	38.9%
	_______	_______	_______	_______	_______	_______
Weighted average
shares outstanding:
Basic	69,404		69,404	62,599		62,599
	_______		_______	_______		_______
Diluted (3)	73,024		73,024	67,918		70,908
	_______		_______	_______		_______

(1) These non-GAAP financial measures do not replace the presentation of our GAAP financial results. See footnote (1) on page 2 of this press release for further discussion of our non-GAAP financial information.
(2) The percentage change reflects the percentage variance between the 2005 non-GAAP results, excluding the litigation settlement, and the 2004 non-GAAP results, excluding costs and expenses related to offerings and debt prepayments.
(3) Due to their antidilutive effect, 2,990 dilutive potential common shares from the preferred stock conversion have been excluded from the
GAAP diluted weighted average shares calculation for the year ended December 31, 2004.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,
	2005	2004

Assets:
Current assets:
Cash and cash equivalents	$ 123,383	$ 124,366
Accounts receivable, net	281,890	252,822
Inventories, net	28,429	35,590
Deferred income taxes	26,447	24,836
Prepaid expenses and other current assets	16,908	13,296
	_______	_______
Total current assets	477,057	450,910
	_______	_______

Net property, plant and equipment	192,243	183,075
Debt issuance costs, less accumulated amortization of $12,709
in 2005 and $8,317 in 2004	7,545	11,937
Deferred income taxes	6,895	7,913
Goodwill	49,369	49,369
Other assets, less accumulated amortization of $9,310 in 2005
and $8,748 in 2004	29,002	29,261
	_______	_______
	$ 762,111	$ 732,465
	_______	_______
Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$ 43,853	$ 43,246
Accrued expenses and other	170,695	150,317
Current installments of long-term debt	1,769	2,803
Income taxes payable	18,619	20,821
	_______	_______
Total current liabilities	234,936	217,187
	_______	_______

Long-term debt, net of current installments	292,726	442,943
Deferred income taxes	30,622	13,170
Other noncurrent liabilities	12,361	8,364
	_______	_______
	570,645	681,664

Shareholders' equity:
Common stock; authorized 225,000 at 2005 and 2004;
issued and outstanding 70,307 at 2005 and 68,694 at 2004	70	69
Preferred stock; authorized 50,000 at 2005 and 2004;
issued and outstanding 0 at 2005 and 2004	-	-
Additional paid-in capital	557,468	517,354
Deferred compensation	(6,880)	(1,906)
Retained deficit	(365,916)	(488,071)
Accumulated other comprehensive income	6,724	23,355
	_______	_______
Shareholders' equity	191,466	50,801
	_______	_______
	$ 762,111	$ 732,465
	_______	_______

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Year ended December 31,
	2005	2004
Cash flows from operating activities:
Net earnings	$ 122,155	$ 96,488
Adjustments to reconcile net earnings to net cash provided
by operating activities:
Depreciation and amortization	68,852	60,901
Provision for uncollectible accounts receivable	17,435	12,346
Amortization of deferred gain on sale of headquarters facility	(1,070)	(1,070)
Write-off of deferred debt issuance costs	2,941	5,504
Non-cash amortization of stock awards	1,874	442
Tax benefit related to exercise of stock options	27,459	69,257
Change in assets and liabilities:
Increase in accounts receivable, net	(45,554)	(63,649)
Decrease (increase) in inventories, net	7,352	(2,874)
Increase in current deferred income taxes, net	(1,611)	(2,087)
Decrease (increase) in prepaid expenses and other current assets	(3,432)	170
Increase in accounts payable	720	9,090
Increase in accrued expenses and other	24,872	44,664
Decrease in income taxes payable	(2,202)	(18,582)
Increase (decrease) in deferred income taxes, net	18,407	(22,728)
	_______	_______
Net cash provided by operating activities	238,198	187,872
	_______	_______
Cash flows from investing activities:
Additions to property, plant and equipment	(94,225)	(93,230)
Decrease (increase) in inventory to be converted into equipment
for short-term rental	2,300	(100)
Dispositions of property, plant and equipment	2,508	1,982
Business acquisitions, net of cash acquired	-	(1,247)
Increase in other assets	(417)	(2,573)
	_______	_______
Net cash used by investing activities	(89,834)	(95,168)
	_______	_______
Cash flows from financing activities:
Repayment of notes payable, long-term debt, capital lease
and other obligations	(150,252)	(237,536)
Proceeds from exercise of stock options, net	9,276	15,352
Purchase of immature shares for minimum tax withholdings	(7,589)	-
Proceeds from purchase of stock in ESPP	4,113	1,815
Initial public offering of common stock:
Proceeds from issuance of common stock	-	105,000
Stock issuance costs	-	(10,604)
	_______	_______
Net cash used by financing activities	(144,452)	(125,973)
	_______	_______
Effect of exchange rate changes on cash and cash equivalents	(4,895)	1,571
	_______	_______
Net decrease in cash and cash equivalents	(983)	(31,698)
Cash and cash equivalents, beginning of year	124,366	156,064
	_______	_______
Cash and cash equivalents, end of year	$ 123,383	$ 124,366
	_______	_______
Non-cash activity:
Non-cash consideration for exercise of stock options	$ 7	$ 6,480

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Supplemental Revenue Data
(in thousands)
(unaudited)

	Three months ended December 31,
			Variance
	2005	2004	$	%
Total Revenue:
V.A.C.
Rental	$ 169,742	$ 135,485	$ 34,257	25.3%
Sales	78,860	63,216	15,644	24.7
	_______	_______	______
Total V.A.C.	248,602	198,701	49,901	25.1

Therapeutic surfaces/other
Rental	59,624	61,174	(1,550)	(2.5)
Sales	13,799	13,780	19	0.1
	_______	_______	______
Total therapeutic surfaces/other	73,423	74,954	(1,531)	(2.0)

Total rental revenue	229,366	196,659	32,707	16.6
Total sales revenue	92,659	76,996	15,663	20.3
	_______	_______	______
Total Revenue	$ 322,025	$ 273,655	$ 48,370	17.7%
	_______	_______	_______

USA Revenue:
V.A.C.
Rental	$ 143,408	$ 114,326	$ 29,082	25.4%
Sales	51,018	41,912	9,106	21.7
	_______	_______	______
Total V.A.C.	194,426	156,238	38,188	24.4

Therapeutic surfaces/other
Rental	37,783	37,782	1	-
Sales	7,539	7,650	(111)	(1.5)
	_______	_______	______
Total therapeutic surfaces/other	45,322	45,432	(110)	(0.2)

Total USA rental	181,191	152,108	29,083	19.1
Total USA sales	58,557	49,562	8,995	18.1
	_______	_______	______
Total – USA Revenue	$ 239,748	$ 201,670	$ 38,078	18.9%
	_______	_______	_______

International Revenue:
V.A.C.
Rental	$ 26,334	$ 21,159	$ 5,175	24.5%
Sales	27,842	21,304	6,538	30.7
	_______	_______	______
Total V.A.C.	54,176	42,463	11,713	27.6

Therapeutic surfaces/other
Rental	21,841	23,392	(1,551)	(6.6)
Sales	6,260	6,130	130	2.1
	_______	_______	______
Total therapeutic surfaces/other	28,101	29,522	(1,421)	(4.8)

Total International rental	48,175	44,551	3,624	8.1
Total International sales	34,102	27,434	6,668	24.3
	_______	_______	______
Total – International Revenue	$ 82,277	$ 71,985	$ 10,292	14.3%
	_______	_______	_______

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Supplemental Revenue Data
(in thousands)
(unaudited)

	Year ended December 31,
			Variance
	2005	2004	$	%
Total Revenue:
V.A.C.
Rental	$ 615,579	$ 485,511	$ 130,068	26.8%
Sales	291,964	213,502	78,462	36.8
	_______	_______	______
Total V.A.C.	907,543	699,013	208,530	29.8

Therapeutic surfaces/other
Rental	242,519	241,272	1,247	0.5
Sales	58,494	52,351	6,143	11.7
	_______	_______	______
Total therapeutic surfaces/other	301,013	293,623	7,390	2.5

Total rental revenue	858,098	726,783	131,315	18.1
Total sales revenue	350,458	265,853	84,605	31.8
	_______	_______	______
Total Revenue	$1,208,556	$ 992,636	$ 215,920	21.8%
	_______	_______	_______

USA Revenue:
V.A.C.
Rental	$ 519,570	$ 417,008	$ 102,562	24.6%
Sales	186,476	145,627	40,849	28.1
	_______	_______	______
Total V.A.C.	706,046	562,635	143,411	25.5

Therapeutic surfaces/other
Rental	152,294	152,219	75	-
Sales	27,853	29,450	(1,597)	(5.4)
	_______	_______	______
Total therapeutic surfaces/other	180,147	181,669	(1,522)	(0.8)

Total USA rental	671,864	569,227	102,637	18.0
Total USA sales	214,329	175,077	39,252	22.4
	_______	_______	______
Total – USA Revenue	$ 886,193	$ 744,304	$ 141,889	19.1%
	_______	_______	_______

International Revenue:
V.A.C.
Rental	$ 96,009	$ 68,503	$ 27,506	40.2%
Sales	105,488	67,875	37,613	55.4
	_______	_______	______
Total V.A.C.	201,497	136,378	65,119	47.7

Therapeutic surfaces/other
Rental	90,225	89,053	1,172	1.3
Sales	30,641	22,901	7,740	33.8
	_______	_______	______
Total therapeutic surfaces/other	120,866	111,954	8,912	8.0

Total International rental	186,234	157,556	28,678	18.2
Total International sales	136,129	90,776	45,353	50.0
	_______	_______	______
Total – International Revenue	$ 322,363	$ 248,332	$ 74,031	29.8%
	_______	_______	_______